SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
           [ ]  Preliminary Proxy Statement
           [ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
           [X]  Definitive Proxy Statement
           [ ]  Definitive Additional Materials
           [ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

 ................................................CAPITAL TRUST, INC..............................
                                           (Name of Registrant as Specified In Its Charter)

 ............................................................................................................
                               (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1)        Title of each class of securities to which transaction applies: ______
           2)        Aggregate number of securities to which transaction applies: ______
           3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
           4)        Proposed maximum aggregate value of transaction: ______
           5)        Total fee paid: ______
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid: ______
           2) Form, Schedule or Registration Statement No.: ______
           3) Filing Party: ______
           4) Date Filed: ______


                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022


                                                                 April 30, 2001

Dear Stockholder:

           You are cordially invited to attend the 2001 annual meeting of stockholders of Capital Trust, Inc., which will be held at 10:30 a.m., local time, on Wednesday, May 30, 2001, at the Penn Club of New York, 30 West 44th Street, New York, New York 10036. The matters to be acted upon at the meeting are the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent accountants for 2001, and such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

           If you hold voting stock, it is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

                                         Sincerely,

                                         /s/ SAMUEL ZELL

                                         Samuel Zell
                                         Chairman of the Board

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the stockholders of Capital Trust, Inc.:

           Notice is hereby given that the 2001 annual meeting of stockholders (the "Annual Meeting") of Capital Trust, Inc., a Maryland corporation (the "Company"), will be held at 10:30 a.m., local time, on Wednesday, May 30, 2001, at the Penn Club of New York, 30 West 44th Street, New York, New York 10036, for the following purposes:

           1. To elect twelve directors to serve until the Company's next annual meeting of stockholders and until such directors' successors have been elected and have qualified.

           2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

           3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The board of directors of the Company has fixed the close of business on April 27, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

           If you hold voting stock, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. This will help ensure that your vote is counted. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ SAMUEL ZELL

                                        Samuel Zell
                                        Chairman of the Board


April 30, 2001

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                              --------------------

                                 PROXY STATEMENT

                                       FOR

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 30, 2001

                              --------------------



           This proxy statement is being furnished by and on behalf of the board of directors of Capital Trust, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 2001 annual meeting of stockholders (the "Annual Meeting") to be held at 10:30 a.m., local time, on Wednesday, May 30, 2001, at the Penn Club of New York, 30 West 44th Street, New York, New York 10036, and at any adjournment or postponement thereof.

           At the Annual Meeting, stockholders will be asked to

           o elect the following nominees (the "Nominees") as directors of the Company to serve until the Company's next annual meeting of stockholders and until such directors' successors are elected and have duly qualified: Samuel Zell, Jeffrey A. Altman, Thomas E. Dobrowski, Martin L. Edelman, Gary R. Garrabrant, Craig M. Hatkoff, John R. Klopp, Susan W. Lewis, Sheli Z. Rosenberg, Steven Roth, Lynne B. Sagalyn, and Michael D. Watson ("Proposal 1"),

           o ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2001 ("Proposal 2"), and

           o transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The principal offices of the Company are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and the Company's telephone number is (212) 655-0220.

           This proxy statement and the enclosed proxy card are being sent to stockholders on or about April 30, 2001.

           The Company is the successor to Capital Trust, a California business trust (the "Predecessor"), following consummation of a reorganization on January 28, 1999. Unless the context otherwise requires, references to the business, assets, liabilities, capital structure, operations and affairs of the Company include those of the Predecessor prior to the reorganization.

Voting Rights; Record Date

           Only holders of record of shares of the Company's class A common stock, par value $.01 per share ("Class A Common Stock"), and class A 9.5% cumulative convertible preferred stock, par value $.01 per share ("Class A Preferred Stock"), at the close of business on April 27, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. Class A Common Stock and Class A Preferred Stock are referred to in this proxy statement as "Voting Stock." On the Record Date, there were issued and outstanding 18,927,731 shares of Class A Common Stock, each of which is entitled to one vote, and 759,195 shares of Class A Preferred Stock, each of which is entitled to one vote. Holders of Voting Stock on the Record Date are entitled to notice of the Annual Meeting and may attend the meeting.

           With respect to each of the two proposals expected to be presented for a vote of stockholders, the presence, in person or by duly executed proxy, of the holders of a majority in voting power of the outstanding shares of Voting Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

           The election of each of the Nominees requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent accountants requires a majority of the votes cast at the Annual Meeting.

           The Company has two classes of non-voting stock: class B common stock, par value $0.01 per share ("Class B Common Stock"), and class B 9.5% cumulative convertible non-voting preferred stock, par value $0.01 per share ("Class B Preferred Stock"). Holders of Class B Common Stock and Class B Preferred Stock on the Record Date are entitled to notice of the Annual Meeting and may attend, but may not vote at the meeting.

           The Company's officers and directors and Veqtor Finance Company, L.L.C., which is controlled by a trust for the benefit of the family of Samuel Zell, the Company's chairman of the board, own in the aggregate 9,376,449 shares of Voting Stock (approximately 47.5% in voting power of the outstanding Voting Stock) and have advised the Company that they intend to vote for (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for 2001.

Solicitation and Voting of Proxies; Revocation

           All duly executed proxies received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, duly executed proxies will be voted for (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for 2001.

           The submission of a signed proxy will not affect the right of a holder of Voting Stock to attend, or to vote in person at, the Annual Meeting. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219,
Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

           The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of the Company's stock held of record by such brokers and other fiduciaries. The Company will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

           All of the Company's directors will be elected at the Annual Meeting to serve as directors until the next succeeding annual meeting of stockholders and until their successors are elected and shall have qualified. The Nominees are all currently members of the board of directors. All Nominees, if elected, are expected to serve until the next succeeding annual meeting of stockholders.

           The board of directors has been informed that all of the Nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

           The names, ages as of April 27, 2001, and existing positions with the Company of the Nominees are as follows:

             Name                              Age             Office or Position Held
             ----                              ---             -----------------------
Samuel Zell.........................           59        Chairman of the Board of Directors
Jeffrey A. Altman...................           34        Director
Thomas E. Dobrowski.................           57        Director
Martin L. Edelman...................           59        Director
Gary R. Garrabrant..................           44        Director
Craig M. Hatkoff....................           47        Director and Chairman of the Executive
                                                         Committee
John R. Klopp.......................           47        Director, Vice Chairman, Chief Executive
                                                         Officer and President
Susan W. Lewis......................           44        Director
Sheli Z. Rosenberg..................           59        Director
Steven Roth.........................           59        Director
Lynne B. Sagalyn....................           53        Director
Michael D. Watson...................           44        Director

           The name, principal occupation for the last five years, selected biographical information and the period of service as a director of the Company of each of the Nominees are set forth below.

           Samuel Zell has been chairman of the board of directors of the Company since July 1997. Mr. Zell is chairman of Equity Group Investments, L.L.C., a privately held real estate and corporate investment firm ("EGI"), American Classic Voyages Co., an owner and operator of cruise lines, Anixter International Inc., a provider of integrated network and cabling systems ("Anixter"), Manufactured Home

Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities ("MHC"), Chart House Enterprises, Inc., an owner and operator of restaurants, and Danielson Holding Corporation, a holding company that offers a variety of insurance products and financial services. He is chairman of the board of trustees of Equity Residential Properties Trust ("ERPT"), a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust ("EOPT"), a REIT specializing in the ownership and management of office buildings.

           Jeffrey A. Altman has been a director of the Company since November 1997. Since November 1996, Mr. Altman has been a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a registered investment adviser ("FMA"), and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $20 billion, advised by FMA. From August 1988 to October 1996, Mr. Altman was an analyst with FMA.

           Thomas E. Dobrowski has been a director of the Company since August 1998. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCo"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients for more than the past five years. Mr. Dobrowski is a trustee of EOPT and a director of MHC.

           Martin L. Edelman has been a director of the Company since February 1997. Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to the Company, since 1993. Mr. Edelman was a partner with Battle Fowler LLP from 1972 through 1993. Mr. Edelman served as president of Chartwell Leisure Inc., an owner and operator of hotel properties, from January 1996 until it was sold in March 1998. He has been a director of Cendant Corporation and a member of that corporation's executive committee since November 1993. Mr. Edelman also serves as a director of Acadia Realty Trust and Delancy Estates.

           Gary R. Garrabrant has been a director of the Company since January 1997. Mr. Garrabrant was the vice chairman of the Company from February 1997 until July 1997. Mr. Garrabrant has been chief investment officer of Equity International Properties, Ltd., a privately-held international real estate investment company, since July 1, 1998. Mr. Garrabrant is executive vice president of EGI and joined EGI as senior vice president in January 1996. Previously, Mr. Garrabrant was director of Sentinel Securities Corporation and co-founded Genesis Realty Capital Management in 1994, both of which were based in New York and specialized in real estate securities investment management. From 1989 to 1994, he was associated with The Bankers Trust Company.

           Craig M. Hatkoff has been a director of the Company since July 1997. From July 1997 to December 2000, Mr. Hatkoff served as a vice chairman of the Company. Mr. Hatkoff was a founder and was a managing partner of Victor Capital Group, L.P. ("Victor Capital") from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

           John R. Klopp has been a director of the Company since January 1997, the chief executive officer, a vice chairman, and the president of the Company since February 1997, July 1997, and January 1999, respectively. Mr. Klopp was a founder and was a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans. He is a director of Metropolis Realty Trust, Inc., a Manhattan office REIT.

           Susan W. Lewis has been a director of the Company since June 2000. Ms. Lewis has been Executive Vice President and Chief Real Estate Officer and head of the Real Estate Investment Group of Citigroup Investments Inc. since March 1998. She held the same positions within Travelers Group from 1994 until its merger with Citicorp, Inc. in March 1998, and she held various other positions within Travelers Group from 1988 to 1994.

           Sheli Z. Rosenberg has been a director of the Company since July 1997. Since January 2000, Ms. Rosenberg has been vice chairman of EGI, for which she had previously served as the chief executive officer and president for more than the past five years. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997. Ms. Rosenberg is a director of MHC, Anixter, CVS Corporation, a drugstore chain, Dynergy, Inc., a supplier of electricity and natural gas, and Danka Business Systems, Inc., a business solution provider for mid-size companies. She is also a trustee of ERPT and EOPT.

           Steven Roth has been a director of the Company since August 1998. Mr. Roth has been chairman of the board of trustees and chief executive officer of Vornado Realty Trust ("Vornado") since May 1989 and chairman of the executive committee of the board of Vornado since April 1980. Since 1968, he has been a general partner of Interstate Properties, a real estate and investment company, and, more recently, he has been managing general partner. On March 2, 1995, he became chief executive officer of Alexander's, Inc., a real estate company. Mr. Roth is also a director of Alexander's, Inc.

           Lynne B. Sagalyn has been a director of the Company since July 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program at the Columbia University Graduate School of Business, and has been a professor and the director of that program since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at the Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director United Dominion Realty Trust, a self-administered REIT in the apartment communities sector, and she is a director of The Retail Initiative.

           Michael D. Watson has been a director of the Company since March 2000. Mr. Watson has been a senior officer of Citigroup Investments Inc. since March 1998. He was employed by Travelers Group, where he served in various capacities in its Chicago, Dallas, San Francisco and New York offices, from 1987 until its merger with Citicorp, Inc. in March 1998.

Vote Required; Recommendation

           The election to the board of directors of each of the twelve Nominees will require the affirmative vote of a plurality of the votes cast at the Annual Meeting. The board of directors unanimously recommends that stockholders vote for the election to the board of directors of each of the twelve Nominees.

Board of Directors; Committees

           The board of directors is currently comprised of Messrs. Zell, Altman, Dobrowski, Edelman, Garrabrant, Hatkoff, Klopp, Roth, and Watson, Ms. Lewis, Ms. Rosenberg and Dr. Sagalyn. The board of directors has four standing committees: an executive committee, an audit committee, a compensation committee and a performance compensation committee.

           Executive Committee: The executive committee is currently comprised of Messrs. Garrabrant, Hatkoff and Klopp and Ms. Rosenberg, with Mr. Hatkoff serving as the committee's chairman. The executive committee is authorized to exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company except those powers reserved, by law or resolution, to the board of directors.

           Audit Committee: The audit committee is currently comprised of Mr. Dobrowski and Dr. Sagalyn, with Dr. Sagalyn serving as the committee's chairperson. The audit committee makes recommendations to the board of directors regarding the selection of the Company's independent accountants, reviews the plan, scope and results of the audit, and reviews, with the independent accountants and management, the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent accountants.

           Compensation Committee: The compensation committee is currently comprised of Messrs. Altman, Edelman and Klopp, Ms. Rosenberg and Dr. Sagalyn, with Ms. Rosenberg serving as the committee's chairperson. The compensation committee establishes the compensation and benefit arrangements for the non-executive level officers and the key employees of the Company and the general policies relating to compensation and benefit arrangements of other employees of the Company, except to the extent that power is vested in the performance compensation committee. The compensation committee also administers the stock plans and compensation programs of the Company.

           Performance Compensation Committee: The performance compensation committee is currently comprised of Mr. Altman, Ms. Rosenberg, and Dr. Sagalyn, with Ms. Rosenberg serving as the committee's chairperson. The performance compensation committee establishes awards under and administers the Company's stock plans and compensation programs insofar as they relate to executive officers of the Company.

           During 2000, the board of directors held four meetings. The executive committee held no meetings in 2000. The audit committee held four meetings in 2000. The compensation committee held one meeting in 2000. The performance compensation committee held two meetings in 2000. During 2000, each director attended at least 75 percent of the number of meetings of the board of directors (while he or she was a member) and 100 percent of the total number of meetings of committees on which he or she served.

Compensation of Directors

           The Company pays two of its non-employee directors an annual cash retainer of $30,000, which is paid monthly. Six non-employee directors are not paid any cash fees for their services as such, but rather are compensated with an annual award of stock units under the Company's non-employee director stock plan with a value equal to $30,000. The remaining three non-employee directors are not compensated for their service as directors. The number of stock units awarded to each director, which are convertible into an equal number of shares of Class A Common Stock according to individual schedules set by each director, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the Class A Common Stock for the quarter. The stock units vest when issued. There is no separate compensation for service on committees of the board of directors. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

           The compensation committee of the board of directors was comprised during 2000 of Messrs. Altman, Edelman and Klopp, Ms. Rosenberg and Dr. Sagalyn. Other than Mr. Klopp, none of the committee's members was an officer or employee of the Company during 2000. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

           Mr. Zell and Ms. Rosenberg serve as members of the boards of directors of numerous non-public companies owned or controlled in whole or in part by Mr. Zell or his affiliates which do not have compensation committees, and in many cases, the executive officers of those companies include Mr. Zell and Ms. Rosenberg.

           For a description of certain relationships and transactions with members of the board of directors or their affiliates, see "Certain Relationships and Related Transactions" beginning on page 21.

Executive and Senior Officers

           The following sets forth the positions with the Company, ages as of April 27, 2001 and selected biographical information for the executive and senior officers of the Company who are not directors.

           Jeremy FitzGerald, age 37, has been a managing director of the Company since July 1997. Prior to that time, Ms. FitzGerald served as a principal of Victor Capital and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

           Stephen D. Plavin, age 41, has been the chief operating officer of the Company since August 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. (collectively "Chase"). Mr. Plavin held various positions within the real estate finance unit of Chase including the management of: loan origination and execution, loan syndications, portfolio management, banking services and REO (real estate owned) sales. Since 1995, he served as a managing director responsible for real estate client management for Chase's major real estate relationships. In 1997 he became co-head of Global Real Estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust.

           Edward L. Shugrue III, age 35, has been the chief financial officer of the Company since September 1997 and has been a managing director, an assistant secretary and the treasurer of the Company since July 1997, July 1997 and January 1999, respectively. Prior to that time, Mr. Shugrue served as a principal of Victor Capital since January 1997. He previously served as director of real estate for and a vice president of River Bank America from April 1994 until June 1996 after serving as a vice president of the bank since January 1992. He was previously employed in various positions at Bear, Stearns & Co. Inc.

Report of the Audit Committee of the Board of Directors

           The board of directors' audit committee carries out oversight functions with respect to the preparation, review and audit of the Company's financial statements and operates under a written charter adopted by the board of directors which is attached to this proxy statement as Appendix A. The development and maintenance of internal controls and the financial reporting system and the preparation of financial statements are the responsibility of the Company's management. The Company's independent accountants perform an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee's responsibility is to monitor and oversee the foregoing functions.

           The audit committee has met and held discussions with management and the independent accountants with respect to the Company's consolidated financial statements and related matters. Management advised the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and the Company's independent accountants, Ernst & Young LLP. The independent accountants presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent accountants their views as to their independence.

           Based on the audit committee's discussions with management and the independent accountants as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual Report on the Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

Audit Committee

Lynne B. Sagalyn
Thomas E. Dobrowski

Executive Compensation

           The following table sets forth for the years indicated the annual compensation of the chief executive officer and the other executive officers of the Company who earned annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                            ----------------------------------------------------------------------------
                                                  Annual Compensation (1)                  Long Term Compensation
------------------------------------------------------------------------------------------------------------------------
                                                                 Restricted   Securities
                                                                    Stock      Underlying          Other
Name and Principal Position    Year   Salary($)    Bonus($)      Award($)      Options (#)   Compensation  ($)(7)
---------------------------    ----   ---------    --------      -----------  ------------   --------------------
John R. Klopp
   Vice Chairman, Chief        2000    600,000     1,750,000(3)    --           100,000           19,500
   Executive Officer and       1999    600,000       750,000       --              --             30,000
   President                   1998    575,000       750,000       --           100,000             --

Craig M. Hatkoff(2)
   Vice Chairman and           2000    600,000       750,000(3)    --           100,000            5,100
   Chairman of the             1999    600,000       750,000       --              --             30,000
   Executive Committee         1998    575,000       750,000       --           100,000             --

Stephen D. Plavin
   Chief Operating             2000    350,016       750,000    625,000(5)         --             19,500
   Officer                     1999    350,000     1,100,000    312,500(5)         --             14,400
                               1998    118,295(4)    850,000       --           100,000             --

Edward L. Shugrue III
   Chief Financial Officer     2000    300,000       850,000    250,000(6)       75,000           19,500
   and Treasurer               1999    300,000       750,000    239,585(6)       75,000           14,440
                               1998    287,500       400,000    198,750(6)       80,000             --

------------------------

(1) As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed, in the aggregate, the lesser of 10% of bonus plus salary or $50,000.

(2) Mr. Hatkoff resigned as Vice Chairman effective December 29, 2000.

(3) Includes a special, one time bonus of $750,000 paid in March 2000 upon the formation of the Company's strategic venture with Citigroup Investments, Inc. and the related closing of the venture's first fund, CT Mezzanine Partners I, LLC.

(4) Represents pro rata portion of $350,000 annual base salary for the portion of the year employed.

(5) Represents the value of 100,000 and 50,000 shares of Class A Common Stock awarded to Mr. Plavin during 2000 and 1999, respectively (based on the $6.25 per share NYSE closing price on the date of the grant). The value of all such restricted stock awards to Mr. Plavin at December 31, 2000 was $740,625 (based on the $4.9375 per share NYSE closing price on such date).

(6) Represents the value of the 60,606, 41,667 and 20,000 shares of restricted Class A Common Stock awarded to Mr. Shugrue during 2000, 1999 and 1998, respectively (based on the $4.125, $5.75 and $9.94 per share, respectively, NYSE closing price on the date of grant). The value of all such restricted stock awards to Mr. Shugrue at December 31, 2000 was $603,723 (based on the $4.9375 per share NYSE closing price on such date).

(7) Represents contributions made by the Company to the Capital Trust, Inc. 401(k) Profit Sharing Plan.

Employment Agreements

         The Company is a party to an employment agreement with John R. Klopp. The employment agreement provides for a five-year term of employment commencing as of July 15, 1997. On the fifth anniversary of the commencement of the employment agreement, and on each succeeding anniversary, the terms of the employment agreement shall be automatically extended for one additional year unless, not later than three months prior to such anniversary date, either party shall have notified the other that it will not extend the term of the agreement. Pursuant to the employment agreement, Mr. Klopp currently receives for calendar year 2001 an annual base salary of $600,000, which is subject to further increases each calendar year to reflect increases in the cost of living or as otherwise determined in the discretion of the board of directors. Mr. Klopp is also entitled to an annual incentive cash bonus to be determined by the board of directors based on individual performance and the profitability of the Company. Mr. Klopp is also a participant in the incentive stock and other employee benefit plans of the Company.

         If the employment of Mr. Klopp is terminated without cause, with good reason or following a change of control, as those terms are defined in the employment agreement, he would be entitled to (i) a severance payment equal to the greater of the amount payable to him over the remainder of the term of the employment agreement or an amount equal to the aggregate base salary and cash incentive bonus paid to him during the previous year; (ii) continued welfare benefits for two years; and (iii) automatic vesting of all unvested stock options such that all of his stock options would become immediately exercisable. Each vested option will remain exercisable for a period of one year following his termination. The employment agreement provides for a non-competition period of one year if Mr. Klopp terminates his employment voluntarily or is terminated for cause.

         The Company is a party to an employment agreement, as amended, with Stephen D. Plavin which provides for a term of employment commencing as of August 15, 1998 and expiring on January 2, 2002. On the date of expiration of the initial term, the employment agreement shall be automatically extended until December 31, 2002, unless, prior to April 7, 2001 (which deadline has been extended until June 7, 2001), either party shall have delivered to the other a non-renewal notice (which has not occurred). The employment agreement provides for an annual base salary of $350,000, which will be increased each calendar year to reflect increases in the cost of living and may otherwise be further increased in the discretion of the board of directors. Mr. Plavin will receive an annual base salary of $371,671 for the calendar year 2001. The employment agreement also provides for annual incentive cash bonuses for calendar years 1999 through 2001 to be determined by the board of directors based on individual performance and the profitability of the Company, provided that the minimum of each of said three annual incentive bonuses shall be no less than $750,000. In addition to the base salary and incentive bonus, during the 1999 calendar year only, Mr. Plavin received a total of $1,200,000 of special cash payments. Mr. Plavin is entitled to participate in employee benefit plans of the Company at levels determined by the board of directors and commensurate with his position; he also receives Company-provided life and disability insurance. In accordance with the agreement, Mr. Plavin was granted pursuant to the Company's incentive stock plan options to purchase 100,000 shares of Class A Common Stock with an exercise price of $9.00 immediately vested and exercisable as of the date of the agreement. The Company also agreed to grant pursuant to the incentive stock plan fully vested Class A Common Stock, 50,000 shares on January 1, 1999 and 100,000 shares on each of the three successive anniversaries thereof.

         If the Company terminates Mr. Plavin's employment other than for cause or disability, as those terms are defined in the agreement, or Mr. Plavin terminates employment with good reason (including following a change in control), as those terms are defined in the agreement, he would be entitled to
(i) his base salary accrued and unpaid up to the termination date, (ii) a severance payment equal to the greater of his base salary payable over the remainder of the employment term and his base salary as of the termination date for one full calendar year, plus the minimum bonus to the extent not paid for each of calendar years 1999 through 2001, plus the minimum bonus to the extent not paid for calendar year 2002 unless the initial term expires without renewal, (iii) any unpaid calendar year 1999 special payments (which have been paid), (iv) medical insurance coverage for him and his family for a period expiring on the earlier of the second anniversary of the termination date or such time as he obtains employment offering comparable or better medical insurance coverage, (v) receive a grant of all of the shares of Class A Common Stock not yet granted that the Company has agreed to grant to him and (vi) exercise his stock options for a period of one year from the termination date. If Mr. Plavin terminates for special reason (i.e., he shall not have been appointed chief executive officer when neither Messrs. Klopp nor Hatkoff hold such position), Mr. Plavin would be entitled to the foregoing compensation and benefits, except that, instead of the severance payment set forth in clause (ii), he would be entitled to a severance payment equal to his base salary as of the termination date for one full calendar year, plus $750,000 and would not be entitled to any grant of Class A Common Stock as set forth in clause (v). The employment agreement also specifies termination payments in the event of voluntary termination by Mr. Plavin for other than special reason or good reason and in the event of termination by the Company following death or disability and for cause. The employment agreement provides for restrictions on solicitation of employees and clients of the Company following termination by the Company for cause or termination by Mr. Plavin for other than good reason or special reason.

Stock Options

           The following table sets forth stock options issued in 2000 to the Named Executive Officers. The table also sets forth the hypothetical gains that would exist for the stock options at the end of their ten-year terms, assuming compound rates of appreciation of 5% and 10% from the $4.125 and $4.00 market price on the February 1 and February 24, 2000, respectively, date of grant. The actual future value of the options will depend on the market value of the Company's Class A Common Stock.

                      Option/SAR Grants in Last Fiscal Year

Individual Grants                                                             Potential Realizable Value at
                                                                               Assumed Annual Rates of
                                                                              Stock Price Appreciation for
                                                                                      Option Term (1)
-------------------------------------------------------------------------------------------------------------
       (a)                   (b)           (c)          (d)          (e)          (f)          (g)

                           Number of   % of Total
                          Securities   Option/SARs
                          Underlying   Granted
                           Options/       to
                             SARs      Employees    Exercise or
                            Granted    in Fiscal    Base Price    Expiration
       Name                   (2)         Year        ($/sh)          Date       5% ($)       10% ($)
       ----                   ---         ----        ------          ----       -----        -------

John R. Klopp              100,000       21.4%         6.00         2/24/09       51,558      437,497

Craig M. Hatkoff (3)       100,000       21.4%         6.00         2/24/09       51,558      437,497

Edward L. Shugrue III       75,000       16.1%         4.125         2/1/09      194,564      493,064


-------------------------

(1) The amounts of potential realizable value, which are based on assumed appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's share price. The amounts of potential value with respect to the options do not account for expiration of the options upon termination of employment or the phased-in exercise schedule. Future compensation resulting from the options is based solely on the actual performance of the Company's share price in the trading market.

(2) Represents shares underlying stock options; none of the executive officers were granted SARs. One-third of the options become exercisable in equal increments on the first, second and third anniversaries of the date of grant. Mr. Plavin was not granted any stock options in 2000.

(3) Shares underlying stock options issued to Mr. Hatkoff were cancelled upon his resignation on December 29, 2000.

           The following table shows the 2000 year-end value of the stock options held by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 2000.

                         Year End 2000 Option/SAR Values

                                        Number of Securities
                                       Underlying Unexercised     Value of Unexercised In-the-Money
                                      Options/SARs at Year End        Options/SARs at Year End (1)
                                      -------------------------------------------------------------

     Name                    Exercisable   Unexercisable     Exercisable     Unexercisable
     ----                    -----------   -------------     -----------     -------------

John R. Klopp                  141,667       133,333            $--              $--
Craig M. Hatkoff               141,667          --               --               --
Stephen D. Plavin              100,000          --               --               --
Edward L. Shugrue III          128,334       151,666             --             60,938


-------------------------

(1) No amounts are shown for Messrs. Klopp, Hatkoff and Plavin because the exercise prices of the stock options met or exceeded the market value of the underlying Class A Common Stock at year end based upon the $4.9375 per share closing price reported on the NYSE on December 31, 2000. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of Class A Common Stock exceeds the exercise price when the stock options are exercised.

           The following table provides information with respect to a long term incentive plan award made to a Named Executive Officer in 2000.

             Long Term Incentive Plans -- Awards in Last Fiscal Year

                       Number of Shares, Units or    Performance or Other Period
Name                        Other Rights              Until Maturation of Payout
----                   --------------------------    ---------------------------

Edward L. Shugrue III         60,606(1)                      3 years

---------------------

(1) Represents performance units with respect to 60,606 shares of Class A Common Stock granted on February 1, 2000. The shares subject to the units vest and become potentially payable over a three year period and the vested shares are earned when the stock price performance criteria is obtained. The shares vest and become potentially payable in equal increments of 20,202 shares on each of the three successive anniversaries of the date of grant.

Compliance with Section 16(a)

           Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange ("NYSE"). Officers, directors and greater than ten percent stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

           Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to the Company and written representations from certain of the directors, officers and 10% stockholders that no form is required to be filed, the Company believes that no director, officer or beneficial owner of more than 10% of its Class A Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 2000, except that Forms 3 required to be filed in December 1999 as a result of the acquisition of direct beneficial ownership of shares to which the reporting persons' general partners previously had an indirect pecuniary interest were filed late, in February 2000, by CMH Investment Partnership LP and JRK Investment Partnership and that Forms 3 required to be filed in January 2000 as a result of the acquisition of beneficial ownership of shares in an estate planning transaction were filed late, in February 2000, by Chai Trust Company, L.L.C., Equity Group Investments, L.L.C. and Sam Investment Trust.

Report on Executive Compensation 1

Introduction

           The Company's compensation committees administer its compensation programs. The compensation committee establishes and administers the compensation and benefit arrangements for officers and key employees (except to the extent vested in the performance compensation committee). The performance compensation committee (which is comprised of the independent members of the compensation committee) establishes and administers the compensation programs as they relate to executive officers of the Company and is empowered to accept or reject, or increase or decrease, any award or component of compensation recommended by the compensation committee.

Compensation for 2000

           The Company's 2000 executive compensation consisted of three elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

           Messrs. Klopp and Hatkoff received their $600,000 annual salaries called for by their employment agreements that were previously approved by the board of directors and the other executive officers also received their previously established or negotiated salaries. The performance compensation committee's goal is to provide competitive executive compensation packages as means of retaining its executive officers. To that end, the committee strives to compensate executive officers with salaries that are commensurate with prevailing compensation practices in the financial services industry. Salaries vary according to the levels of responsibility undertaken by the executive officers.

           The performance compensation committee's goals with annual bonus and long-term incentive compensation are to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders.

           During 1999, the board of directors concluded that the public capital markets had significantly deteriorated for publicly traded real estate finance companies, which meant that the Company would be unable to raise equity capital to support the growth of its portfolio assets. The board charged its executive officers with the task of developing a new strategic plan that would allow the Company to maximize the ongoing value of the origination expertise of its management team in the face of the constraints on raising additional corporate capital. The management team developed a plan to transition from a balance sheet lender to an investment management firm which structures, originates and manages high-yield real estate financial assets for privately capitalized investment funds. The plan ultimately culminated in the Company's strategic venture with Citigroup Investments Inc. and the formation of the first such investment fund by the venture parties in March 2000. In recognition of their leadership role in developing the strategic plan and successfully negotiating the terms of the strategic venture with Citigroup Investments Inc., Messrs. Klopp and Hatkoff were each awarded a special, one-time $750,000 cash bonus in March 2000 following the signing of the agreement governing the strategic venture. The performance compensation committee recognized that the successful entry into the investment

-------------------
1
           The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

management business provided an opportunity for high quality earnings growth that would allow the Company to increase return on equity and build long-term stockholder value.

           For 2000, the performance compensation committee awarded Mr. Klopp a $1,000,000 cash bonus in recognition of the progress made by the venture under his direction in raising the private equity capital for the venture's second investment fund which initially closed with $500,000,000 of aggregate equity capital commitments, making it one of the largest dedicated real estate mezzanine investment funds in the U.S. The performance compensation committee awarded stock options, restricted stock and cash bonuses to other executive officers. In determining the amount of such discretionary compensation, the performance compensation committee evaluated each executive officer's contribution to the Company's portfolio management, the development and execution of the new strategic plan and the origination activities of the first investment opportunity fund which the committee believed provided an appropriate framework which could also be used to formulate the discretionary awards made to other executive officers. In connection with its evaluation, the committee considered the executive officer's level of job responsibility and relative influence on the Company's ability to manage successfully and build its platform.

           Section 162(m) of the Code limits the deductibility in the Company's tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The performance compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. During 2000, the Company paid its executive officers approximately $2,732,492 aggregate cash compensation that was non-deductible pursuant to Section 162(m). In awarding the cash bonuses that produced the non-deductible compensation expense, the performance compensation committee determined that the advantages to the Company of awarding compensation at that level as a reward for the previously discussed leadership of Messrs. Klopp and Hatkoff and the contributions of the other executive officers outweighed the loss of the tax deduction. The performance compensation committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the conditions of Section 162(m) outweigh the costs to the Company of the loss of the related tax deduction.

Performance Compensation Committee

Jeffrey A. Altman
Sheli Z. Rosenberg
Lynne B. Sagalyn

Performance Graph

           Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on shares of Class A Common Stock against (i) the cumulative total return of companies listed on the New York Stock Exchange, (ii) the cumulative total return of the companies contained in the National Association of Real Estate Investment Trusts ("NAREIT") Hybrid REIT Share Index and (iii) the cumulative total return of a peer group selected by the Company (iStar Financial Inc., Franchise Finance Corporation of America, Allied Capital Corp., LNR Property Corp. and Ocwen Financial Corp.) (the "Peer Group"). The five-year period compared commences December 31, 1995 and ends December 31, 2000. This graph assumes that $100 was invested on January 1, 1996 in the Company and each of the two market indices and the peer group index (at the December 31, 1995 closing prices), and that all cash distributions were reinvested. The Class A Common Stock price performance shown on the graph is not indicative of future price performance.



                                  GRAPH



           The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

Security Ownership of Certain Beneficial Owners and Management

           The following table sets forth as of April 27, 2001 certain information with respect to the beneficial ownership of Voting Stock, and the voting power possessed thereby (based on 18,927,731 shares of Class A Common Stock and 759,195 shares of Class A Preferred Stock outstanding on that date), by (i) each person known to the Company to be the beneficial owner of more than 5% of either the outstanding Class A Common Stock or the outstanding Class A Preferred Stock, (ii) each director and Named Executive Officer currently employed by the Company and (iii) all directors and executive officers of the Company as a group. Such information (other than with respect to directors and executive officers of the Company and beneficial owners of Class A Preferred Stock) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Voting Stock.


                                                     Class A Common Stock              Class A Preferred Stock
                                                     --------------------              -----------------------

                                                Amount and Nature of Beneficial     Amount and Nature of Beneficial
                                                         Ownership (1)                      Ownership (1)
                                                         -------------                      -------------

           Five Percent Stockholders,                                   Percent                Percent
        Directors and Executive Officers            Number              of Class     Number    of Class     Voting Power
        --------------------------------            ------              --------     ------    --------     ------------


Veqtor Finance Company, L.L.C. (2)                3,192,288               16.9%        --         --            16.2%

Citigroup Inc. (3)                                7,265,600               27.7         --         --            27.0

EOP Operating Limited Partnership (4)             4,273,428(5)            18.4         --         --            17.8

State Street Bank and Trust Company, as Trustee   4,273,428(5)            18.4         --         --            17.8
for General Motors Employes Global Group
Pension Trust (6)

Vornado Realty, L.P. (7)                          4,273,428(5)            18.4         --         --            17.8

Wanger Asset Management, L.P. (8)                 1,837,300                9.7         --         --             9.3

BankAmerica Investment Corporation (9)              200,000                1.1      759,195      100             4.9

Jeffrey A. Altman                                    30,000                 *          --         --              *

Thomas E. Dobrowski                                      --(10)            --          --         --              --

Martin L. Edelman                                    78,829(11)             *          --         --              *

Gary R. Garrabrant                                  463,252(11)(12)        2.4         --         --             2.3

Craig M. Hatkoff                                  2,491,508(13)(14)(19)    13.1        --         --            12.6

John R. Klopp                                     2,648,466 (13)(14)       13.8        --         --            13.3

Susan W. Lewis                                          --                  --         --         --              --

Stephen D. Plavin                                   350,000(15)             1.8        --         --             1.8

Sheli Z. Rosenberg                                  439,918(11)(16)         2.3        --         --             2.2

Steven Roth                                             --  (17)            --         --         --              --

Lynne B. Sagalyn                                     45,495(11)              *         --         --              *

Edward L. Shugrue III                               407,051(15)             2.1        --         --             2.0

Michael D. Watson                                       --                  --         --         --              --

Samuel Zell                                         175,495(11)(18)          *         --         --              *

All executive officers and directors as a group   7,130,014                 35.9%      --         --            34.6%
(14 persons)


       * Represents less than 1%.

(1) The number of shares owned are those beneficially owned as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2) Zell General Partnership, Inc. ("Zell GP") is the sole member of Veqtor Finance Company, L.L.C. ("Veqtor"). The sole shareholder of Zell GP is the Samuel Investment Trust, a trust established for the benefit of the family of Samuel Zell. Chai Trust Company L.L.C., which is advised by Equity Group Investments, L.L.C. with respect to its investments, serves as trustee of Chai Trust Company L.L.C. Veqtor is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3)  Beneficial ownership information is based on a statement filed pursuant to
     Section 13(d) of the Exchange Act by Citigroup Inc.. Represents shares underlying warrants indirectly beneficially owned through indirectly held subsidiaries. The address of Citigroup Inc. is 399 Park Avenue, New York, NY 10043.

(4)  Beneficial ownership information is based on a statement filed pursuant to
     Section 13(d) of the Exchange Act by EOP Operating Limited Partnership ("EOP"). The address of EOP is Two North Riverside Plaza, Chicago, Illinois 60606.

(5) Represents shares which may be obtained upon conversion of $29,914,000 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by the Company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I (the "CT Trust"), to each of EOP, State Street Bank and Trust Company, as trustee for General Motors Employes Global Group Pension Trust (the "GM Trust") and Vornado Realty L.P. ("VNO").

(6)  Beneficial ownership information is based on statements filed pursuant to
     Section 13(d) of the Exchange Act by General Motors Investment Management Corporation ("GMIMCo") and the GM Trust as another reporting person named therein. State Street Bank and Trust Company acts as the trustee (the "Trustee") for the GM Trust, a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCo, a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as the GM Trust's investment manager with respect to these shares and in that capacity it has sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(7)  Beneficial ownership information is based on a statement filed pursuant to
     Section 13(d) of the Exchange Act filed by VNO. The address of VNO is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(8) Beneficial ownership information is based on the Schedule 13G jointly filed by Wanger Asset Management, L.P. ("WAM"), its general partner, Wanger Asset Management, Ltd. ("WAM Ltd") and its client, Acorn Investment Trust ("Acorn") reporting beneficial ownership of shares on behalf of discretionary clients, including Acorn. WAM, WAM Ltd. and Acorn are located at 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(9) The address of BankAmerica Investment Corporation is c/o Bank of America, 231 S. LaSalle Street, 19th Floor, Chicago, Illinois 60697.

(10) Does not include the shares that may be deemed beneficially owned by GMIMCo, as to which Mr. Dobrowski disclaims beneficial ownership.

(11) In each case (that of Mr. Zell, Mr. Edelman, Mr. Garrabrant, Ms. Rosenberg, and Dr. Sagalyn), includes 20,495 shares which may be obtained upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman, Mr. Garrabrant, and Dr. Sagalyn, included 80,000, 58,334, 23,334, and 25,000, respectively, shares issuable upon the exercise of vested stock options.

(12) Includes the 419,423 shares of class A common stock owned by GRG Investment Partnership LP, for which Mr. Garrabrant serves as the general partner.

(13) Includes, in the case of Mr. Hatkoff, the 2,330,132 shares of class A common stock owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 2,330,132 shares of class A common stock owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.

(14) Includes 208,334 and 141,667 shares issuable upon the exercise of vested stock options held by each of Messrs. Klopp and Hatkoff, respectively.

(15) Includes 145,405 shares for Mr. Shugrue that are the subject of restricted stock awards for which he retains voting rights. Includes 100,000 shares to be granted to Mr. Plavin on January 1, 2001. Includes 205,000 and 100,000 shares issuable upon the exercise of vested stock options held by Mr. Shugrue and Mr. Plavin, respectively.

(16) Includes 419,423 shares as class A common stock owned by Rosenberg-CT General Partnership LP, for which Ms. Rosenberg serves as a general partner.

(17) Does not include the shares that may be deemed beneficially owned by VNO, as to which Mr. Roth disclaims beneficial ownership.

(18) Does not include the shares that may be deemed beneficially owned by EOP, as to which Mr. Zell disclaims beneficial ownership.

(19) Includes 1,709 shares that may be obtained upon conversion of vested Stock units.

Certain Relationships and Related Transactions

   Reimbursement Arrangement

           Pursuant to an expense reimbursement arrangement with EGI, the Company has agreed to reimburse EGI the costs for certain general administrative services to the Company, including, among others, certain legal, tax, shareholder relations and insurance acquisition services, which are provided by employees of EGI. The Company had charged to operations $84,939 during the 2000 fiscal year.

   Relationships with Martin L. Edelman

           Martin L. Edelman, a director of the Company, is of counsel to Paul, Hastings, Janofsky & Walker LLP, a law firm that provides the Company with ongoing legal representation with respect to various matters. The Company is also a party to a consulting agreement, dated as of January 1, 1998, with Mr. Edelman. Pursuant to the agreement, Mr. Edelman provides consulting services for the Company including client development and advisory services in connection with lending and investment banking activities and asset and business acquisition transactions. The consulting agreement was extended for a one-year term beginning on January 1, 2001. The agreement is terminable by either party upon thirty (30) days prior notice and provides for a consulting fee of $8,000 per month. Mr. Edelman is also entitled to participate in the Company's incentive stock plan.

   Asset Management Agreement

           Victor Asset Management Partners, LLC, a wholly-owned subsidiary of the Company ("VAMP"), is a party to an asset management agreement (the "VAMP Asset Management Agreement I") with S.H. Mortgage Acquisition, LLC ("S.H. Mortgage Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by S.H. Mortgage Acquisition and its affiliates, initially including 21 loans secured by various properties and other assets located in New Jersey. Messrs. Klopp and Hatkoff are managing members of VP-NJ, LLC, which owns a 1.0% interest in and is the managing member of S.H. Mortgage Acquisition. Pursuant to the VAMP Asset Management Agreement I, fees of $15,618 were paid to VAMP and recognized as income by the Company during 2000.

   Venture Agreement with Affiliates of Citigroup Investments Inc.

           On March 8, 2000, the Company entered into a strategic relationship with Citigroup Investments Inc. ("CIG"), pursuant to which, among other things, their respective affiliates will co-sponsor, commit to invest capital in and manage high yield commercial real estate mezzanine investment opportunity funds. The strategic relationship is governed by a venture agreement, dated as of March 8, 2000 (the "Venture Agreement"), amongst Travelers Limited Real Estate Mezzanine Investments I, LLC ("Limited REMI I"), Travelers General Real Estate Mezzanine Investments II, LLC, ("General REMI II"), Travelers Limited Real Estate Mezzanine Investments II, LLC ("Limited REMI II" and together with Limited REMI I and General REMI II, the "CIG Parties"), CT-F1, LLC, ("CT-F1"), CT-F2-GP, LLC ("CT-F2-GP"), CT-F2-LP, LLC ("CT-F2-LP"), CT Investment Management Co., LLC ("CTIMCO" and together with CT-F1, CT-F2-GP and CT-F2-LP, the "CT Parties ") and the Company. The CIG Parties are affiliates of CIG and the CT Parties are wholly owned subsidiaries of the Company.

           Pursuant to the Venture Agreement, a warrant to purchase 4,250,000 shares of Class A Common Stock was issued and ultimately transferred to Limited REMI I in connection with the organization and capitalization of the first investment fund, CT Mezzanine Partners I LLC, on March 8, 2000 and a warrant to purchase 3,015,600 shares of Class A Common Stock was issued and ultimately transferred to General REMI II in connection with the initial closing of the second investment fund, CT Mezzanine Partners II LP, on April 9, 2001. Warrants to purchase up to an additional 2,234,400 shares of Class A Common Stock may be issued to affiliates of CIG at subsequent closings of mezzanine funds that occur prior to December 31, 2001.

           Pursuant to the Venture Agreement, the Company increased the number of directorships comprising the board of directors by two and appointed designees of the CIG Parties to fill such newly created director positions. Susan W. Lewis and Michael D. Watson were appointed directors pursuant to the foregoing.

           Pursuant to the Venture Agreement, the Company has also agreed as soon as possible to take, and submit to stockholders for approval, the steps necessary for it to be taxed as a real estate investment trust on terms mutually satisfactory to the Company and the CIG Parties subject to changes in law, acts of God or force majeure, or good faith inability to meet the requisite qualifications.

           The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated parties on an arm's-length basis.

             PROPOSAL 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

Description of Proposal

           The board of directors of the Company has appointed Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2001, and has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

           Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent accountants is not required by the Company's charter or otherwise. However, the board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of directors determines that such a change would be in the best interests of the Company and its stockholders.

Fees billed to Company by Ernst & Young LLP for Fiscal 2000

           Audit Fees:

           Audit fees billed to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 included in the Company's annual report on Form 10-K and the review of interim financial statements included in the Company's quarterly reports on Form 10-Q totaled $137,000.

           Financial Information Systems Design and Implementation Fees:

           The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

           All Other Fees:

           Fees billed to the Company by Ernst & Young LLP for all other non-audit services rendered to the Company for the fiscal year ended December 31, 2000, including tax related services, totaled $143,500.

           The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP's independence as the Company's independent auditor.

Vote Required; Recommendation

           The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent accountants. The board of directors unanimously recommends that stockholders vote for the ratification of Ernst & Young LLP as the Company's independent accountants.

                                  ANNUAL REPORT

           The Company's annual report to stockholders is being concurrently distributed to stockholders herewith.

                                  OTHER MATTERS

           The management of the Company does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

                              STOCKHOLDER PROPOSALS

           Any Company stockholder who wishes to submit a proposal for presentation at the Company's 2002 annual meeting of stockholders must submit the proposal to the Company at its office at 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Secretary, no later than January 31, 2002, in order for the proposal to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2002 annual meeting of stockholders.

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                                                                      Appendix A
                                                                      ----------












                             AUDIT COMMITTEE CHARTER

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



                                                                     Appendix A
                                                                     ----------

                             Audit Committee Charter

           The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors. The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the Company's shareholders and the investment community relating to the financial accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In fulfilling its functions, the Audit Committee shall have the responsibility to maintain free and open lines of communication between the directors, the independent auditor, persons, if any, performing an internal audit function and the financial management of the Company. The Company's independent auditor will report through management to the Audit Committee, and be ultimately accountable to the board of directors and the Audit Committee, who shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

           The Audit Committee is currently comprised of two members; a third member will be added prior to June 14, 2001. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Board shall appoint the members of the Audit Committee.

           The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

           The Audit Committee shall make regular reports to the Board.

           The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter shall be reviewed prior to the mailing of the proxy statement for the annual meeting of shareholders commencing in 2001.

2. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit, and at the conclusion thereof review the results of the audit, including any comments or recommendations of the independent auditor.

3. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

4. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

5. Require periodic reports from the independent auditor in accordance with Independence Standards Board Standard No. 1 regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

7. Make a recommendation to the Board as to the inclusion of the audited financial statements in the Company's Form 10-K Annual Report.

8. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings or the filing of the financial statements in the Company's Form 10-Q Quarterly Report.

9. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

10. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

11.  Approve the fees to be paid to the independent auditor.

12. Recommend to the Board the appointment of the independent auditor and evaluate, together with the Board, the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

13. Review the need for the appointment of, or the replacement of, a senior internal auditing executive.

14. Review any significant reports to management prepared by the Company's senior financial employees (or the Company's internal auditing department if deemed necessary) and management's responses thereto.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     (b)   Any need for establishment of an internal audit function.

16. Prepare the report regarding Audit Committee functions required by the rules of the Securities and Exchange Commission to be included in the Company's annual meeting proxy statement.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's policies.

18. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

           While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and with the Company's policies.

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